Exhibit 4.1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	REGISTERED

CUSIP
No.

THE DOW CHEMICAL COMPANY

DOW INTERNOTES®

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:	INTEREST RATE:	MATURITY DATE:

ORIGINAL ISSUE DISCOUNT NOTE:	TOTAL AMOUNT OF OID:

ISSUE PRICE: (expressed as a percentage of aggregate principal amount):

INTEREST PAYMENT DATES (check
one if applicable)

☐ Monthly	☐ Quarterly
☐ Semi-annual	☐ Annual

REDEMPTION RIGHT ☐	Yes (If yes, the Company has the right to redeem this Security on any Interest Payment Date after .)

REPAYMENT RIGHT ☐	Yes (If yes, the holder of this Security has the right to the repayment of this Security on any Interest Payment Date after .)

SURVIVOR’S OPTION:

☐    Yes        ☐    No

THE DOW CHEMICAL COMPANY, a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest on each payment date and at maturity as follows:

•

in the case of a Security that provides for monthly interest payments, the Interest Payment Dates shall be the fifteenth day of each calendar month (or, if not a Business Day, the next succeeding Business Day), commencing the first succeeding calendar month following the month in which the Security is issued;

•

in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of every third month (or, if not a Business Day, the next succeeding Business Day), commencing in the third succeeding calendar month following the month in which the Security is issued;

•

in the case of a Security that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month (or, if not a Business Day, the next succeeding Business Day), commencing in the sixth succeeding calendar month following the month in which the Security is issued; and

•

in the case of a Security that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or, if not a Business Day, the next succeeding Business Day), commencing in the twelfth succeeding calendar month following the month in which the Security is issued.

The first payment of interest on any Security originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner of such Security on such next succeeding Record Date. Unless the applicable pricing supplement states otherwise, interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months.

Interest payments on this Security will include interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or provided for) to but excluding the Interest Payment Date or the Maturity Date, as the case may be. If the Interest Payment Date or the Maturity for any Security falls on a day that is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from such Interest Payment Date or Maturity, as the case may be. The interest payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the Record Date, which shall be the close of business on the first day of the calendar month in which such Interest Payment Date occurs, whether or not such date shall be a Business Day, and the interest payable at maturity will be payable to the person to whom the principal hereof shall be payable.

Payments of such principal and interest shall be made in United States dollars at the office or agency of the Company in Chicago, Illinois, which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be at the principal office of The Bank of New York Mellon Trust Company, N.A., Two North LaSalle Street, Chicago, Illinois 60602 (the “Corporate Trust Office”); provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; provided, further that so long as CEDE & CO. or another nominee of the Depositary is the registered owner of this Security, payments of principal and interest will be made in immediately available funds through the Depositary’s Same-Day Funds Settlement System.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

[Signatures appear on following pages]

IN WITNESS WHEREOF, THE DOW CHEMICAL COMPANY has caused this instrument to be signed by facsimile by its duly authorized representative.

Dated:

[SEAL]

Attest:	THE DOW CHEMICAL COMPANY

By:	By:
Name:	Name:
Title:	Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company,
N.A., as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

THE DOW CHEMICAL COMPANY

DOW INTERNOTESSM

1. General. This Note is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under an Indenture, dated as of May 1, 2008 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof. The Securities of this series may bear different dates, mature at different times and bear interest at different rates. The Securities of this series may be issued from time to time in an aggregate principal amount of up to $500,000,000 (including in such amount the offering price of any such Securities sold at a discount), which amount may be increased if duly authorized by the Company.

2. Redemption at the Option of the Company. Unless a Redemption Right is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Maturity Date specified on the face hereof. If a Redemption Right is so specified, this Security may be redeemed at the option of the Company on any Interest Payment Date on and after the date, if any, specified on the face hereof (each, a “Redemption Date”). This Security may be redeemed on any Redemption Date in whole or in part in increments of $1,000 (an “Authorized Denomination”) at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with accrued interest to the Redemption Date, on written notice given not more than 60 days nor less than 30 days prior to the proposed Redemption Date. In the event of redemption of this Security in part only, a new Security for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

3. Repayment at the Option of the Holder. Unless a Repayment Right is specified on the face hereof, this Security shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof, other than in connection with any applicable Survivor’s Option (defined below). If a Repayment Right is so specified, this Security is subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”). On any Repayment Date this Security shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest thereon to the Repayment Date. In order for a Security to be repaid in whole or in part at the option of the Holder, the Trustee must receive, at the Corporate Trust Office, or such other office of which the Company shall from time to time notify the holders of the Securities, at least 30 but not more than 60 days prior to the Repayment Date on which this Security is to be repaid, this Security with the form entitled “Option to Elect Repayment” below duly completed. Once this Security is delivered for repayment, the Holder may not revoke its exercise of the repayment option.

4. Repayment Upon Death. If the Survivor’s Option is affirmatively specified on the face hereof, the Holder of the Security shall have the right to require the Company to repay a Security prior to its maturity date upon the death of the beneficial owner of the Security as described below. The Company calls this right the “Survivor’s Option.”

Upon exercise of the Survivor’s Option, the Company will, at its option, either repay or repurchase any Security (or portion thereof) properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of the Security at a price equal to the sum of:

•	100% of the principal amount of the deceased beneficial owner’s beneficial interest in such Security, and

•	accrued and unpaid interest, if any, to the date of such repayment or repurchase,

subject to the following limitations.

The Survivor’s Option may not be exercised unless the Security was owned by the beneficial owner or the estate of that beneficial owner at least six months prior to such exercise. In addition, the Company may limit the aggregate principal amount of Securities as to which the Survivor’s Option may be exercised as follows:

•

In any calendar year, the Company may, in its sole discretion, limit the aggregate principal amount to the greater of 2% of the outstanding aggregate principal amount of the Securities as of December 31 of the most recently completed calendar year or $2,000,000. The Company calls this limitation the “annual put limitation.”

•

For any individual deceased beneficial owner of Securities, the Company may limit the aggregate principal amount to $250,000 for any calendar year. The Company calls this limitation the “individual put limitation.”

The Company will not make principal repayments pursuant to the exercise of the Survivor’s Option except in principal amounts of $1,000 and multiples of $1,000. If the limitations described above would result in the partial repayment of any Security, the principal amount of the Security remaining outstanding after repayment must be at least $1,000.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each Security (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option will be accepted in the order all such Securities are received by the Trustee, unless the acceptance of that Security would contravene the annual put limitation or the individual put limitation. If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during that year has exceeded either the annual put limitation or the individual put limitation for that year, any exercise(s) of the Survivor’s Option with respect to Securities (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation shall be deemed to be tendered in the following calendar year in the order all such Securities (or portions thereof) were originally tendered.

Any Security (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor’s Option will be repaid or repurchased on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance. If that date is not a Business Day, payment will be made on the next succeeding Business Day. In the event that a Security (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered Holder, at that Holder’s last known address as indicated in the Security register, that states the reason that the Security (or portion thereof) has not been accepted for repayment.

Subject to the foregoing, in order to validly exercise a Survivor’s Option, the Trustee must receive from the representative of the deceased beneficial owner:

•

appropriate evidence satisfactory to the Trustee (A) that the deceased was the beneficial owner of such Security at the time of death and the interest in such Security was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment or purchase, (B) that the death of such beneficial owner has occurred, (C) of the date of such death, and (D) that the Representative has authority to act on behalf of the deceased beneficial owner;

•

if the interest in the Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s beneficial ownership of the Security;

•

a written request for repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and such other instruments or documents that the Trustee reasonably required in order to establish the validity of the beneficial ownership of the Security and the claimant’s entitlement to payment; and

•

any additional information the Trustee reasonably required to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of the Security.

Subject to the annual put limitation and the individual put limitation, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee in its sole discretion. The Trustee’s determination will be final and binding on all parties.

The death of a person holding a beneficial interest in a Security as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased Holder’s spouse, will be deemed the death of the beneficial owner of the Security, and the entire principal amount of the Security so held will be subject to the Survivor’s Option. The death of a person holding a beneficial interest in a Security as a tenant in common with a person other than such deceased Holder’s spouse will be deemed the death of the beneficial owner of a Security only with respect to the deceased Holder’s interest in the Security. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Security will be deemed the death of the beneficial owner for purposes of the Survivor’s Option, regardless of the registered Holder of the Security, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial ownership interest in the Security during his or her lifetime.

For Securities represented by a Global Security, the Depositary or its nominee shall be the holder of such Security and therefore shall be the only entity that can exercise the Survivor’s Option for such Security. To obtain repayment or repurchase pursuant to exercise of the Survivor’s Option with respect to such Security, the Representative must provide to the broker or other entity through which the beneficial interest in such Security is held by the deceased beneficial owner (i) the documents described in the third preceding paragraph and (ii) written instructions to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repayment or repurchase pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

5. Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

6. Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

7. Authorized Denominations. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

8. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in the City of Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the securities registrar (which shall initially be the Trustee, The Bank of New York Mellon Trust Company, N.A., Two North LaSalle Street, Chicago, Illinois 60602 (Attention: Corporate Trust Department) or at such other address as it may designate as its principal corporate trust office in the City of Chicago), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Security shall be exchangeable for certificated Securities in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Securities represented hereby has occurred and is continuing, provided that the definitive Securities so issued in exchange for this permanent Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in certificated registered form will be issued in exchange for this permanent Security, or any portion hereof, only if such Securities in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9. Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

10. No Recourse Against Certain Persons. No recourse for the payment of the principal or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of either of them, either directly or through the Company or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

11. Defeasance. The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon payment of all of the Securities of such series or upon the irrevocable deposit with the Trustee of cash or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

12. Governing Law. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

13. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Security (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at                                                                                                           . (Please print or typewrite name and address of the undersigned)

For this Security to be repaid, the undersigned must give to the Trustee at Two North LaSalle Street, Chicago, Illinois 60602, Attention: Corporate Trust Department, or at such other place or places of which the Company shall from time to time notify the holders of the Securities, not more than 60 days nor less than 30 days prior to the date of repayment, this Security with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Security is to be repaid, specify the portion hereof (which shall be increments of US$1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Securities to be issued to the holder for the portion of this Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

US$
Signature
Dated:	NOTICE: The signature on this “Option to Elect Repayment” form must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
(Cust) (Minor)
under Uniform Gifts to Minors Act

State

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(a) unto

PLEASE INSERT SOCIAL SECURITY

NUMBER OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the within Security in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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